UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2011

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA		01748
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A updates information provided on a Form 8-K dated May 4, 2011 relating to disclosures made under Item 5.07 Submission of Matters to a Vote of Security Holders, regarding the results of the EMC Corporation (the “Company”) Annual Meeting of Shareholders held on May 4, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Company’s Board of Directors regarding how frequently it will include a shareholder advisory vote on executive compensation in future proxy materials.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported, the results of the votes for the proposal regarding an advisory vote on the frequency of future advisory votes on executive compensation at the 2011 Annual Meeting were as follows:

One Year:	1,267,293,602
Two Years:	17,355,450
Three Years:	178,923,838
Abstain:	3,711,501
Broker Non-Votes:	261,975,839

In light of these voting results and other factors considered by the Board, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year until the next shareholder advisory vote on frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and
General Counsel

Date: August 5, 2011